Exhibit 4.5


                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

           THIS AGREEMENT is made this 22nd day of November, 2000 by and among Dynacare, Inc., an Ontario corporation (the "Company"), Golder, Thoma, Cressey, Rauner V, L.P. and GTCR Associates V (collectively, the "Investors"), Albert J. Latner, Melcodyn Inc., Sdlcodyn Inc., Eplcodyn Realty Inc., Eplcodyn Holdings Inc. and Jilcodyn Holdings Inc. (collectively, the "Latner Group" and along with the Investors, the "Stockholders') and AJLCO Realty Limited, Ditlent Holdings SPRL, SDLCO Holdings Ltd., Arfall Holdings SPRL, EPLCO Holdings Ltd., Asteroid Holdings SPRL, EPLCO Realty Group Ltd., MELCO Holdings Corp., Mooster Holdings SPRL, JILCO Holdings Ltd., Kakao Holdings SPRL, Albert J. Latner and Joshua Latner (collectively, the "Stockholders of the Latner Group Amalgamating Stockholders").

           WHEREAS the Company and the Stockholders or their predecessors were parties to a Registration Agreement made as of the 4th day of March, 1997 (the "Original Agreement");

           AND WHEREAS Section 1(a) of the Original Agreement provided for demand registration rights to the Stockholders who were parties to the Original Agreement and/or their predecessors, any time after the fifth anniversary of the Effective Date of the Amalgamation;

           AND WHEREAS the Company is planning to effect an initial public offering the "IPO") and has filed a registration statement on Form F-1 (Registration No. 333- 12650);

           AND WHEREAS prior to the IPO certain members of the Latner Group, being Melcodyn Inc., Sdlcodyn Inc., Eplcodyn Realty Inc., Eplcodyn Holdings Inc. and Jilcodyn Holdings Inc. (the "Latner Group Amalgamating Stockholders") and the Company will amalgamate in accordance with the provisions of the Business Corporations Act (Ontario) (the "Amalgamation") to continue as an amalgamated company named Dynacare Inc. ("Amalgamated Dynacare");

           AND WHEREAS pursuant to the Amalgamation, the shares of the Company held by the Latner Group Amalgamating Stockholders will be cancelled and the Stockholders of the Latner Group Amalgamating Stockholders will receive shares of Amalgamated Dynacare;

           AND WHEREAS it is the intention of the parties the Stockholders of the Latner Group Amalgamating Stockholders will have the same registration rights as the Latner Group Amalgamating Stockholders had under the Original Agreement, as amended herein;

           AND WHEREAS the parties hereto wish to amend the Original Agreement to provide for the foregoing;

           The parties hereto agree as follows:

1. The definition of Latner Group in the Original Agreement shall be deemed to include the Stockholders of the Latner Group Amalgamating Stockholders. The Stockholders of the Latner Group Amalgamating Stockholders shall be entitled to all rights of the Latner Group Amalgamating Stockholders as if the Stockholders of the Latner Group Amalgamating Stockholders had signed the Original Agreement as members of the Latner Group.

2. The first sentence of Section 1(a) of the Original Agreement shall be hereby amended to read in its entirety as follows:

            "Requests for Registration. At any time after the earlier to occur of (a) the fifth anniversary of March 4, 1997, and (b) the closing of the initial public offering, the holders of a majority of either the Investor Registrable Securities or the Latner Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form F-1 or any similar long-form registration ("Long-Form Registrations"), and the holders of a majority of either the Investor Registrable Securities or the Latner Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form F-2 or Form F-3 or any similar short-form registration ("Short-Form Registrations") if available.

3. The Original Agreement shall remain in full force and effect in all other respects.

4. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

5. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Delaware.




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
      IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.


                               DYNACARE INC.

                               By: /s/ Harvey Shapiro
                                   -------------------------------
                                   Name: Harvey Shapiro
                                   Title: Chief Executive Officer



                               GOLDER, THOMA, CRESSEY, RAUNER V, L.P.

                               By: /s/ Donald J. Edwards
                                   -------------------------------
                                   Name: Donald J. Edwards
                                   Title:



                               GTCR ASSOCIATES V

                               By: /s/ Donald J. Edwards
                                   -------------------------------
                                   Name: Donald J. Edwards
                                   Title:



                               MELCODYN INC.

                               By: /s/ Michael Latner
                                   -------------------------------
                                   Name: Michael Latner
                                   Title:



                               SDLCODYN INC.

                               By: /s/ Michael Latner
                                   -------------------------------
                                   Name: Michael Latner
                                   Title:

                               EPLCODYN REALTY INC.

                               By: /s/ Michael Latner
                                   -------------------------------
                                   Name: Michael Latner
                                   Title:



                               EPLCODYN HOLDINGS INC.

                               By: /s/ Michael Latner
                                   -------------------------------
                                   Name: Michael Latner
                                   Title:



                               JILCODYN HOLDINGS INC.

                               By: /s/ Michael Latner
                                   -------------------------------
                                   Name: Michael Latner
                                   Title:



                               AJLCO REALTY LIMITED

                               By: /s/ Michael Latner
                                   -------------------------------
                                   Name: Michael Latner
                                   Title:



                               DITLENT HOLDINGS SPRL

                               By: /s/ Joshua Latner
                                   -------------------------------
                                   Name: Joshua Latner
                                   Title:

                               SDLCO HOLDINGS LTD.

                               By: /s/ Michael Latner
                                   -------------------------------
                                   Name: Michael Latner
                                   Title:



                               ARFALL HOLDINGS SPRL

                               By: /s/ Joshua Latner
                                   -------------------------------
                                   Name: Joshua Latner
                                   Title



                               EPLCO HOLDINGS LTD.

                               By: /s/ Michael Latner
                                   -------------------------------
                                   Name: Michael Latner
                                   Title:



                               ASTEROID HOLDINGS SPRL

                               By: /s/ Joshua Latner
                                   -------------------------------
                                   Name: Joshua Latner
                                   Title:



                               EPLCO REALTY GROUP LTD.

                               By: /s/ Michael Latner
                                   -------------------------------
                                   Name: Michael Latner
                                   Title:

                               MELCO HOLDINGS CORP.

                               By: /s/ Michael Latner
                                   -------------------------------
                                   Name: Michael Latner
                                   Title:



                               MOOSTER HOLDINGS SPRL

                               By: /s/ Joshua Latner
                                   -------------------------------
                                   Name: Joshua Latner
                                   Title:



                               JILCO HOLDINGS LTD.

                               By: /s/ Michael Latner
                                   -------------------------------
                                   Name: Michael Latner
                                   Title:



                               KAKAO HOLDINGS SPRL

                               By: /s/ Joshua Latner
                                   -------------------------------
                                   Name: Joshua Latner
                                   Title:



                                          /s/ Albert J. Latner
  ------------------------                ---------------------------
  WITNESS:                                          ALBERT J. LATNER


                                          /s/ Joshua Latner
  ------------------------                ---------------------------
  WITNESS:                                          JOSHUA LATNER



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